SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2007
United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(706) 781-2265
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

 Subsequent to the distribution of our 2007 Proxy Statement, we received comments from a third party shareholder services company regarding the proposed adoption of our Amended and Restated 2000 Key Employee Stock Option Plan (the “Amended Equity Plan”). Although United drafted the Amended Equity Plan to specifically provide that repricing of stock options and stock appreciation rights is not allowed under the Plan, the shareholder services company asserted that the Amended Equity Plan might still allow repricing through cancellation and reissuance. As a result, effective April 13, 2007 we adopted an amendment to the Amended Equity Plan to clarify certain language regarding repricing of stock options and stock appreciation rights.

Amendment No. 1 to the Amended Equity Plan is attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits (c) Exhibits:

10.1	Amendment No. 1 to the Amended and Restated 2000 Key Employee Stock Option Plan, dated April 13, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer

April 13, 2007